UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	January 30, 2002

(Date of earliest event reported)

Insurance Management Solutions Group, Inc.

(Exact name of Registrant as specified in its charter)

Florida	000-25273	59-3422536

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

360 Central Avenue St. Petersburg, Florida	33701

(Address of principal executive offices)	(Zip Code)

(727) 803-2040

(Registrant’s telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure.

On January 30, 2002, the Board of Directors of Insurance Management Solutions Group, Inc. (the “Company”) appointed a Special Committee, consisting of the Company’s five independent directors, to evaluate possible strategic alternatives for the Company. The Special Committee is chaired by John S. McMullen. The alternatives that the Special Committee may consider include but are not limited to: the possible sale of the Company, the possible sale of certain assets of the Company, a possible debt or equity financing, and/or a possible going-private transaction. The Special Committee has retained an independent legal advisor, and is authorized and expects to retain an independent financial advisor, to assist the Special Committee in considering such alternatives. No assurances can be given, however, as to whether any of such alternatives will be recommended or undertaken or, if so, upon what terms and conditions.

Effective February 1, 2002, Robert G. Menke resigned as a director of IMSG to pursue personal interests. As a result of Mr. Menke’s resignation, the Company’s Board of Directors presently consists of eight (8) members, with two (2) vacancies remaining unfilled.

As previously reported, on August 14, 2001, the Company entered into a Credit and Security Agreement (together with the related loan documentation, the “Credit Agreement”) with Bankers Insurance Group, Inc. (“BIG”), pursuant to which the Company established a short-term secured line of credit in favor of BIG in the amount of up to $5.0 million (the “Line of Credit”). The principal purpose of the Line of Credit is to assist BIG with certain short-term working capital needs. BIG, together with certain of its subsidiaries, currently owns approximately 65.2% of the outstanding common stock of the Company and is the Company’s principal customer.

Pursuant to the Credit Agreement, all unpaid principal and interest became due and payable in full on February 28, 2002. As of such date, BIG owed the Company an aggregate of approximately $5.0 million under the Line of Credit. On March 14, 2002, the Company and BIG amended the Credit Agreement to extend the Line of Credit until May 31, 2002. This amendment to the Credit Agreement was approved unanimously by the Audit Committee of the Board of Directors of the Company at a special meeting held on March 8, 2002. In making this determination, the Audit Committee considered, among other things, (i) the Company’s continued dependence on BIG (including certain of its subsidiaries) as the Company’s principal customer, (ii) the Special Committee’s ongoing consideration of various strategic alternatives as described above, and (iii) the financial condition of BIG and the current status of the collateral securing the Line of Credit.

The Line of Credit is secured by (i) a first lien security interest in all accounts and contract rights of Bankers Underwriters, Inc., a wholly-owned subsidiary of BIG (“BUI”), with insurance agents (including but not limited to general agents with respect to the sale of federal flood insurance) collectively, (the “Flood Book”), and (ii) an option (the “Option”) to purchase from BIG the outstanding capital stock, consisting of 10,898 shares (the “Option Shares”) of common stock, $318 par value per share, of First Community Insurance Company, a New York insurance company licensed in all fifty states (“FCIC”). BUI currently is a Florida general insurance agent for FCIC and BIC, a Florida insurance company licensed in approximately 30 states and a wholly-owned subsidiary of BIG. As of the date of this Current Report on Form 8-K, management of the Company believes the fair market value of the Flood Book exceeds the aggregate principal amount of the Line of Credit.

With respect to the Option, the aggregate exercise price for the Option Shares is $108,980 or $10 per Option Share. The Option Shares are subject to certain outstanding liens relating to certain indebtedness of BIG having an aggregate outstanding balance, as of February 28, 2002, totaling approximately $10.8 million.

Pursuant to the Credit Agreement, as amended, if all amounts owed the Company by BIG under the Line of Credit are not paid on or before June 10, 2002, BIG will be in default of its obligations under the terms of the Credit Agreement. In such event, the Company will be entitled to foreclose on its security interest in the Flood Book and the Option will become exercisable. (Any acquisition of the Option Shares by the Company pursuant to the Option would require the prior approval of the New York Department of Insurance. In the event the Option were to be exercised, no assurances can be given that such approval could be obtained.) In addition, the Company shall be entitled to adjust the interest rate due on all principal and interest outstanding under the Line of Credit to the lesser of eighteen percent (18%) per annum and the maximum rate of interest permitted by applicable law.

The Company has been advised by BIG that it is considering various methods of satisfying its obligations under the Line of Credit, including the possible sale of certain of its assets. No assurances can be given, however, that payment in full of all amounts due and owing under the Line of Credit will be received on or before June 10, 2002. If payment in full is not received from BIG on or before such date, the Audit Committee of the Board of Directors of the Company will determine the appropriate course of action after considering all factors it deems relevant or appropriate.

The foregoing description of the Line of Credit is qualified in its entirety by reference to the Credit and Security Agreement, Collateral Assignment of Flood Book and Stock Option Agreement previously filed as Exhibits 10.1, 10.3 and 10.4 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 as filed by the Company on August 20, 2001, and to Amendment No. 1 to Credit and Security Agreement, dated March 14, 2002, and related Master Promissory Note filed as Exhibits 10.5 and 10.2 to this Current Report on Form 8-K.

Certain statements contained in this Current Report, including statements regarding possible transactions involving the Company and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-

looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, uncertainties regarding economic conditions and the market, uncertainties regarding BIG (including its subsidiaries), its business and financial condition, and those risks and uncertainties discussed in filings made by the Company with the Securities Exchange Commission including those risks and uncertainties contained under the heading “Item 1: Business—Risk Factors” in the Company’s Annual Report on Form 10-K.

Item 7.  Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

                           Not applicable

(b)	Pro forma financial information.

                           Not applicable

(c)	Exhibits.

10.1	Credit and Security Agreement, dated August 14, 2001, between Insurance Management Solutions Group, Inc. and Bankers Insurance Group, Inc.*

10.2	Master Promissory Note, dated August 14, 2001, by Bankers Insurance Group, Inc.

10.3	Collateral Assignment of Flood Book, dated August 14, 2001, by Bankers Underwriters, Inc. *

10.4	Stock Option Agreement, dated August 14, 2001, between Bankers Insurance Group, Inc. and Insurance Management Solutions Group, Inc. *

10.5	Amendment No. 1 to Credit and Security Agreement, dated March 14, 2002, between Insurance Management Solutions Group, Inc. and Bankers Insurance Group, Inc.

*	Previously filed as part of the Company’s Form 10-Q for the quarter ended June 30, 2001, and incorporated by reference herein.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.

	By:	/s/ David M. Howard

David M. Howard President and Chief Executive Officer

Date: March 14, 2002

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit and Security Agreement, dated August 14, 2001, between Insurance Management Solutions Group, Inc. and Bankers Insurance Group, Inc.*

10.2	Master Promissory Note, dated August 14, 2001, by Bankers Insurance Group, Inc.

10.3	Collateral Assignment of Flood Book, dated August 14, 2001, by Bankers Underwriters, Inc.*

10.4	Stock Option Agreement, dated August 14, 2001, between Bankers Insurance Group, Inc. and Insurance Management Solutions Group, Inc.*

10.5	Amendment No. 1 to Credit and Security Agreement, dated March 14, 2002, between Insurance Management Solutions Group, Inc. and Bankers Insurance Group, Inc.

*	Incorporated by reference.